Exhibit 10.2

LOAN AGREEMENT

SERVICE TEAM INC
7121 Engineer Road
San Diego, California 92111
(855) 830-8111     FAX (858) 429--7665

August 25, 2011

N O T E

    This Agreement made on the 25th day of August, 2011, between Hallmark Venture Group, Inc. and Service Team Inc.

    Hallmark Venture Group, Inc. agrees to loan monies to Service Team Inc. from time to time on an open account basis.  The money advances will be at no interest and may be repaid from time to time as funds from the company are available.

Hallmark Venture Group, Inc.

By:	/s/ Robert L. Cashman
Robert L. Cashman, President

Service Team Inc.

By:	/s/ Carlos Arreola
Carlos Arreola, President